Exhibit 10.4

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Convertible Promissory Note (this “Amendment No. 1”) by and between CESCA THERAPEUTICS INC., a Delaware corporation (the “Company”), and Orbrex (USA) Co. Limited (“Orbrex”), is entered into as of August 12, 2019 but shall be effective as of July 23, 2019 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Convertible Promissory Note (as defined below).

WHEREAS, on July 23, 2019, the Company issued to Orbrex a Convertible Promissory Note in the original principal amount of $1,000,000 (the “Convertible Promissory Note”);

WHEREAS, the terms of the Convertible Promissory Note provide for a floor Conversion Price of $0.10; and

WHEREAS, the Company and Orbrex have agreed that the floor Conversion Price should be $0.50, rather than $0.10, and therefore desire to enter into this Amendment No. 1.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1.     Amendment of Section (3)(b)(ii). Section (3)(b)(ii) of the Convertible Promissory Note is hereby amended by deleting said section in its entirety and replacing it with the following (thereby replacing the definition of “Conversion Price” with the following definition):

“(ii)  “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, the lower of (a) $1.80 per share or (2) 90% of the Closing Sale Price of the Common Stock on the Conversion Date (subject to a floor Conversion Price of $0.50), in each case subject to adjustment as provided herein.”

2.     Amendment of First Sentence of Section (8)(a). Section (8)(a) of the Convertible Promissory Note is hereby amended by deleting the first sentence of said section in its entirety and replacing it with the following:

“The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the Conversion Rate (assuming a conversion rate of $0.50) with respect to the Conversion Amount of each such Note as of the Issuance Date.”

3.     Ratification and Confirmation. Except as expressly provided in this Amendment No. 1, all of the terms, conditions and provisions of the Convertible Promissory Note remain unaltered, are in full force and effect, and are hereby expressly ratified and confirmed.

4.     Miscellaneous. This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties hereto further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

[signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and year first written above.

CESCA THERAPEUTICS INC.

/s/ Xiaochun Xu
Xiaochun (Chris) Xu, Chief Executive Officer

Orbrex (USA) Co. Limited

/s/ Lan Fang Yuan
Lan Fang Yuan, President

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